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[LOGO]                                                              Exhibit 99.1


EPICEDGE ANNOUNCES DELAY TO FILING OF ANNUAL REPORT

Austin, TX - April 16, 2001 - EpicEdge, Inc. (AMEX: EDG) a leading e-business professional services provider, today announced that the filing of its Annual Report on Form 10-KSB will not occur by the extended filing deadline of April 17, 2001. The additional delay in filing of the report is due to unforeseen complications associated with the audit of the recent divestiture of assets as reported in its Current Report on Form 8-K filed March 5, 2001. The company anticipates completing and filing the Form 10-KSB no later than May 18th, 2001.

About EpicEdge

EpicEdge (http://www.EpicEdge.com) delivers successful IT solutions by utilizing its proven methodologies, talented technologists and creative teams, project management expertise and performance measurement tools. EpicEdge's professional services support customers through all phases of implementation including strategy development, information architecture and design, e-commerce application development, and legacy system integration. As a Sun (NASDAQ: SUNW) service provider and strategic partner with iPlanet E-Commerce Solutions, EpicEdge offers flexible consulting and technology solutions that address emerging needs and help clients to focus on performance improvement through measurement and assessment.

Certain statements in this news release may constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievements of EpicEdge to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

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Company Contacts:
Gina Lujan                                  Sam DiPaola
Marketing Director                          Investor Relations
glujan@epicedge.com                         sdipaola@epicedge.com
212-894-2922                                410-576-8935